EXHIBIT 99.2

IGEN Networks Corp and Prolog Execute LOI for Merger

Lake Elsinore, CA – February 16, 2023 (Re-posted with updates from January 17, 2023) – IGEN Networks Corporation (OTC: IGEN, CSE: IGN), a leading innovator of Internet of Things (IoT)solutions for the consumer automotive, asset management, and supply-chain industries, today announces the successful completion of a Letter-of-Intent (LOI) for the purchase of 51% of Prolog privately held shares on January 13, 2023.  The purchase in the form of IGEN common shares will be approximately $900K to $1.1M USD paid through multiple tranches based on achieving minimum revenue thresholds that will range from $1.8M to $3.5M USD over the first 12 months from closing of the definitive agreement. Revenue contributions from Prolog will be fully recognized (100%) along with 51% of net income by IGEN upon completion of the proposed merger.

Neil G. Chan, CEO of IGEN stated, “This proposed merger creates a unique combination of knowledge and technologies for the supply-chain industry globally.  Along with our consultancy practice, IGEN will offer comprehensive end-to-end logistic solutions that include facilities and warehouse management, GPS telemetry and inventory tracking, fleet asset management and maintenance through-out the supply-chain of commercial and government organizations.”

Juan Ignacio Avila, CEO of Prolog stated, “We are excited with the opportunities of this proposed merger with IGEN.  Prolog has proven its leadership in providing comprehensive logistics, supply-chain, maintenance, and management solutions to some of the largest and most complex organizations in Mexico, Spain, and Central America.  Through IGEN channels in the US, we can now apply our 25 years of technology expertise and experiences to the US markets along with participating in the growth of our businesses together.”

The Letter-of-Intent (LOI) is a non-binding agreement and will establish the basic terms for the definitive agreement between IGEN Networks Corp and Prolog.  This transaction will be arm’s length as additional terms may be added, and existing terms may be changed or deleted.  Definitive terms will include a PCAOB qualified financial audit.

About IGEN Networks Corporation

IGEN Networks Corporation creates software services for the consumer automotive and commercial asset management industries enabling their customers to better manage their assets and protect their drivers.  IGEN is a fully reporting company in both Canada and the United States. It is publicly traded on the OTC Markets under the symbol IGEN, and listed on the CSE under the symbol IGN. For more information, please visit: www.igennetworks.net

About Prolog

Prolog is a technology development and logistics consulting company with over 25 years of experience in the development of supply-chain, logistics, telematics, and asset management solutions.  Prolog operates in Mexico, Spain, and Central America with more than 1200 clients, 80 distribution centers, and 250,000 vehicles utilizing its asset management platforms.  For more information, please visit: www.prolog.com.mx

Forward-Looking Statements

This news release may contain forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities law. The terms and phrases "goal", "commitment", "guidance", "expects", "would", "will", "continuing", "drive", "believes", "indicate", "look forward", "grow", "outlook", "forecasts", “intend”, and similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by IGEN in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that IGEN believes are appropriate in the circumstances, including but not limited to statements regarding investment liquidity, financing options and long term goals of the Company, general economic conditions, IGEN's expectations regarding its business, customer base, strategy and prospects, and IGEN's confidence in the cash flow generation of its business. Many factors could cause IGEN's actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: risks related to competition; IGEN's reliance on key personnel; IGEN's ability to maintain and enhance its brand; and difficulties in forecasting IGEN's financial results, particularly over longer periods given the rapid technological changes, competition and short product life cycles that characterize the mobile application industry. These risk factors and others relating to IGEN that may cause actual results to differ are set forth in the under the heading "Risk Factors" in IGEN's periodic filings with the British Columbia Securities Commission and the U.S. Securities and Exchange Commission (copies of which filings may be obtained at www.sedar.com or www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on IGEN's forward-looking statements. IGEN has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

IGEN Networks Corporation

Neil G. Chan

info@igennetworks.net

1(855)912-5378

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